Exhibit 99.1

Seven Stars Cloud Raises $26 Million USD from Various Strategic Investors

NEW YORK, July 30, 2018 /PRNewswire/ -- Seven Stars Cloud Group, Inc. (NASDAQ: SSC) ("SSC" or the "Company"), is pleased to announce that the Company has successfully raised $26M from various leading strategic investors. These investors consist of notable parties such as the following:

1.

Star Thrive Group Limited - part of the well-known Changan Investment Group Company Ltd. The investment firm offers fund management, futures brokerage, securities trading, real estate development and management. SSC intends to work closely with Changan Investment Group on the China Operations Center in Xian, China, its supply chain finance and digital settlement blockchain hub linking free trade zones throughout Asia. This represents significant strategic value and synergies to SSC, across its supply chain and blockchain strategy. Star Thrive Group Limited has subscribed to purchase 12,568,306 shares of Common Stock (“Common Stock”) in SSC for $23M.

Additionally, SSC is aware that two entities held by its Chairman have sold 6 million shares of SSC Common Stock to Star Thrive Group Limited on substantially similar terms.

Mr. Wu’s affiliate company in Asia, Sun Seven Stars (“SSS”) and Changan Investment Group agreed to form a joint venture to build out an SSS Operations Center in Xian, China, with approximately $1.5B in investment. It is expected that SSC will also have its own Operations Center here, as part of the SSS Operations Center, in order to drive future technology and go to market use cases in Asia and roll-up the relevant investments and operations into the SSC Global Headquarters for Technology and Innovation in West Hartford, Connecticut. This strategy will continue to drive SSC’s overall commitment to innovation, research, development, and thought leadership across blockchain, AI, and other key technologies as part of its ecosystem. The companies, SSC, SSS, and Changan Investment Group, are committed to the success of this long-term strategy, and co-invest where necessary to lead the global digital revolution.

2.	Sun Seven Stars – SSS is a leading media and entertainment company in China and has access to significant media content that fits extremely well within SSC’s tech ecosystem, in order to monetize digital media related assets on the Blockchain. SSS has subscribed to a $3M investment in SSC Common Stock at market price. SSS is an affiliate of Mr. Wu.

We believe that the above strategic and financial investors each bring a tremendous amount of value to SSC, not only as a result of their financial commitments into SSC, but as a result of the “smart money” they bring to the table in terms of their global reach, deep industry expertise across verticals, and leading partnership opportunities.

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About Seven Stars Cloud Group, Inc. (http://www.sevenstarscloud.com/)

SSC is aiming to become a next generation Artificial-Intelligence (AI) & blockchain-powered, fintech service company, focusing on digital asset production and distribution. The Company facilitates and enables the transformation from traditional financial markets into the asset digitization era.  SSC acts as the manager and service provider of an ecosystem for securitization and digital currency tokenization as well as trading system integration.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Media Contacts

Seven Stars Cloud

Eric Soderberg, Forefront Communications

Phone: 914-414-2884

Email: eric@forefrontcomms.com

IR Contacts

Federico Tovar, CFO Seven Stars Cloud

Chad Arroyo, CMO Seven Stars Cloud

SOURCE Seven Stars Cloud Group, Inc.

Email: ir@sevenstarscloud.com